Exhibit 21.1

IAC/InterActiveCorp Subsidiaries

(as of December 31, 2004)

Entity	Jurisdiction of Formation

4075650 Canada Inc.	Canada
8831-8833 Sunset, LLC	Delaware
Access Direct Telemarketing, Inc.	Iowa
AceNet Travel Network LLC	New Jersey
Activity Information Center, Inc.	Hawaii
AST LLC	Delaware
AST Sub, Inc.	Delaware
Avaltus, Inc.	New Jersey
Barama, SA	Belgium
Bilett Direkt Ticnet AB	Sweden
BILLETnet A/S	Denmark
Billetservice AS	Norway
Billettsehtralen AS	Norway
C.A. ID SA	France
Canadian Holdings, LLC	Delaware
Cinema Acquisition LLC	Delaware
CitySearch Canada Inc.	Canada
Classic Custom Vacations Inc.	Nevada
Consumer Electronics, HQ, Inc.	Delaware
DN Holdings, Inc.	Delaware
Dynabazaar, Inc.	Delaware
ECS Sports Fulfillment LLC	Delaware
EIGAC Holdings, Inc.	Delaware
EL 2003 Holdings, Inc.	Delaware
Elicia Acquisition Corp.	Delaware
Entertainment Publications of Canada Limited	New Brunswick
Entertainment Publications of Puerto Rico, Inc.	Delaware
Entertainment Publications, Inc.	Michigan
Exception Management Services LP	Delaware
Expedia Asia Pacific Limited	Hong Kong
Expedia Australia Pty. Ltd.	Australia
Expedia Canada Corp.	Canada
Expedia Corporate Travel Belgium S.A.	Belgium
Expedia Corporate Travel Europe S.A.	France
Expedia Corporate Travel France S.A.S.	France
Expedia Corporate Travel UK Ltd.	United Kingdom
Expedia Corporate Travel, LLC	Nevada
Expedia Finland OY	Finland
Expedia France S.A.S.	France
Expedia Italy SRL	Italy
Expedia S.A.	Belgium
Expedia Services S.A.S.	France
Expedia Spain, S.L.	Spain
Expedia, Inc.	Washington
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl BV	Netherlands
FC1031 Limited	United Kingdom
GiftCo Inc.	Delaware
GL Expedia S.A.S	France
Greenhouse Media, LLC	Nevada
H.O.T. Belgium S.A.	Belgium
H.O.T. Networks GmbH	Germany
H.O.T. Networks Holdings (Delaware) L.L.C.	Delaware

Entity	Jurisdiction of Formation

Hancock Information Group, Inc	Florida
HLC Escrow, Inc.	California
Home Loan Center, Inc.	California
Home Shopping Español (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Español Servicios (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Europe AG	Germany
Home Shopping Europe Digital GmbH	Germany
Home Shopping Europe en Francais S.A.	France
Home Shopping Europe en het Nederlands N.V.	Netherlands
Home Shopping Europe Ltd.	United Kingdom
Home Shopping Network En Español L.L.C.	Delaware
Home Shopping Network En Español L.P.	Delaware
Home Shopping Network, Inc.	Delaware
HomeSpace Acquisition Co.	Delaware
Hotels.com	Delaware
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
Hotwire, Inc.	Delaware
HRN 99 Holdings, LLC	New York
HRN Contracting Company, Inc.	Delaware
HRN France S.A.S.	France
HRN International	Cayman Island
HRN Marketing Services, Inc.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN GmbH & Co. KG	Germany
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN New Media GmbH	Germany
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSN UK Holdings Ltd.	United Kingdom
HSNAutomatic LLC	Delaware
HTRF Holdings	Delaware
HTRF Ventures LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Global LLC	Nevada
IAC Holdings S.A.S.	France
IACT Asia Pacific Ltd.	Cayman Islands
IACT Mexico S.R.L. de C.V.	Mexico
IACT US, Inc.	Nevada
IAN.com, LP	Delaware
IIC Holdings Incorporated	Delaware
iNest Realty of Minnesota, Inc.	Minnesota
iNest Realty, Inc.	Illinois
Ingenious Designs LLC	Delaware
Interactive Affiliate Network, LLC	Delaware
Interactive Domain Name Holdings Corporation	Nova Scotia
InterCaptiveCorp, Ltd.	Bermuda
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de CV	Mexico
Internest, Inc.	Delaware
Internet Investment Inc.	Bahamas
Internet Shopping Network LLC	Delaware

Entity	Jurisdiction of Formation

Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	England and Wales
Interval Holdings, Inc.	Delaware
Interval International, Inc.	Florida
Interval International (Israel) Vacation Enterprises Limited	Israel
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda	Brazil
Interval International de Chile S.A.	Chile
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Egypt Ltd.	Egypt
Interval International Finland OY	Finland
Interval International France S.A.	France
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International Holdings, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval Travel, Inc.	Florida
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestação da Servicios Lda	Portugal
Kirk, Inc.	California
Kiss.com Inc.	Washington
LendingTree Alabama Title Services, LLC	Alabama
LendingTree Settlement Services, LLC	Delaware
LendingTree, LLC	Delaware
Lippupalvelu OY	Finland
LT Real Estate, Inc.	Delaware
MarkeTech Services, Inc.	Delaware
Marvillo S.a.r.l.	Luxembourg
Match.com International Ltd.	United Kingdom
Match.com, L.P.	Delaware
MatchLive LLC	Delaware
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Microflex 2001 LLC	Delaware
Newtrade Technology Corp.	Canada
New-U Studios Holdings, Inc.	Delaware
Organizacion Interval International, C.A.	Venezuela
Owl Holding Company, Inc.	Delaware
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
Precision Relay Services, Inc.	Florida
Precision Response Corporation	Florida
Precision Response of Colorado, Inc.	Delaware
Precision Response of Louisiana, Inc.	Delaware
Precision Response of North America, Inc.	Delaware
Precision Response of Pennsylvania, Inc.	Delaware
Quiz TV Limited	United Kingdom
R.A.B.B. Ticketing Control AB	Sweden

Entity	Jurisdiction of Formation

RA Ontario, Inc.	Canada
Reseau Admission, Inc.	Canada
ReserveAmerica CA, Inc.	Delaware
ReserveAmerica Holdings, Inc.	Canada
ReserveAmerica U.S. Holdings, Inc.	Delaware
ReserveAmerica, Inc.	Delaware
RMS, LLC	Delaware
Robin Acquisition Corp.	Delaware
Room Finders, Inc.	Louisiana
Sage Systems, Inc.	Washington
Sally Foster, Inc.	Michigan
Savoy Pictures Entertainment, Inc.	Delaware
Savoy Stations, Inc.	Delaware
ServiceMagic Inc.	Delaware
SF Broadcasting of Green Bay, Inc.	Delaware
SF Broadcasting of Honolulu, Inc.	Delaware
SF Broadcasting of Mobile, Inc.	Delaware
SF Broadcasting of New Orleans, Inc.	Delaware
SF Broadcasting of Wisconsin	Delaware
SF Green Bay License Subsidiary, Inc.	Delaware
SF Honolulu License Subsidiary, Inc.	Delaware
SF Mobile License Subsidiary, Inc.	Delaware
SF Multistations, Inc.	Delaware
SF New Orleans License Subsidiary, Inc.	Delaware
Short Shopping LLC	Delaware
Silver King Investment Holdings, Inc.	Delaware
SK Holdings, Inc.	Delaware
SKC Investments, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates (NZ) Limited	New Zealand
Soulmates Technology Limited	United Kingdom
Soulmates Technology Pty Ltd.	New South Wales Australia
Styleclick Chicago Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Inc.	California
Synchro Systems Limited	United Kingdom
Telemation, Inc.	Delaware
The Active Network, Inc.	Delaware
The IAC Foundation, Inc.	Delaware
The Ticket Shop Limited	Ireland
Tickemaster-Indiana, LLC	Indiana
Ticket Agent Group T.A.G. AB	Sweden
Ticket Service Netherlands (TSN)	Netherlands
Ticketline Limited	Ireland
Ticketmaster	Delaware
Ticketmaster AT, LLC	Colorado
Ticketmaster California Gift Certificates LLC	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster Cinema Group Ltd.	Delaware
Ticketmaster Corp.	Illinois
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates LLC	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates LLC	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana (JV)	Indiana
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster LLC	Delaware
Ticketmaster Multimedia Holdings, Inc.	Delaware
Ticketmaster New Ventures Finance HB	Sweden

Entity	Jurisdiction of Formation

Ticketmaster New Ventures II AB	Sweden
Ticketmaster New Ventures, Ltd.	Cayman Island
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster UK Limited	United Kingdom
Ticketmaster West Virginia Gift Certificates LLC	West Virginia
Ticketmaster-New Ventures Holdings, Inc.	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketshop (NI) Limited	Northern Ireland
TicketWeb Inc.	Delaware
Ticketweb, Ltd.	United Kingdom
Ticnet AS	Norway
TM Number One Limited	United Kingdom
TM Vista, Inc.	Virginia
TM7 Pty Ltd.	Australia
TMC Realty LLC	Delaware
TMOL CS Canada Ltd.	Canada
TMOL CS-UK Ltd.	United Kingdom
Travel Marketing and Advertising, Inc.	Delaware
TravelNow.com, Inc.	Delaware
Travelscape, Inc.	Nevada
TripAdvisor Incorporated	Delaware
TS 2001 Holdings, Inc.	Delaware
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom
TV Travel Shop Europe Ltd.	United Kingdom
TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd. (TVTS)	United Kingdom
uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
USA Broadcasting, Inc.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Media Corp.	Delaware
USA Media, LLC	Delaware
USA Station Group Communications LLC	Delaware
USA Station Group Communications, Inc.	Delaware
USA Station Group of Oregon, Inc.	Delaware
USA Station Group, Inc.	Delaware
USA Video Distribution	Delaware
USAI Sub, Inc.	Delaware
USANi Holding XI, Inc.	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
Venta de Boletas Por Compudora S.A. de C.V.	Mexico
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware
Vue Funding Corp.	Delaware
WalkerPlus.com	Japan
Webseed, LLC	Nevada
World Trade Management Ltd.	United Kingdom
Worldex Corporation	Florida
Worldwide Ticket Systems, Inc.	Washington
WWTE, Inc.	Nevada
XEI Sub 1, Inc.	Washington
XEI Sub 2, Inc.	Washington
XEI Sub 3, Inc.	Washington
ZD Holdings, Inc.	Delaware
Zero Degrees, Inc.	Delaware